UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

CORUS BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CORUS BANKSHARES, INC.

ITEM 8.01: Other Events

On November 18, 2008, Corus Bankshares, Inc. (the “Company”) announced by press release that its Board of Directors (the “Board”) elected to defer interest payments on the Company’s $404.6 million of junior subordinated debentures relating to its trust preferred securities.

The terms of the debentures and trust indentures allow for the Company to defer interest payments for up to 20 consecutive quarters. As such, the deferral of interest does not constitute a default. During the period that the interest deferrals have been elected, the Company will continue to record the expense associated with the debentures. Upon the expiration of the deferral period, all accrued and unpaid interest is due and payable. During the deferral period, the Company is precluded from paying dividends to shareholders or repurchasing its stock. On April 29, 2008, the Company announced that the Board had suspended the payment of dividends on common stock.

The Company also disclosed that the Company submitted its application under the U.S. Treasury Department Troubled Asset Relief Program Capital Purchase Program on November 14, 2008. The Company has not yet received a response relating to its application.

A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

November 21, 2008	By: /s/ Michael E. Dulberg
Michael E. Dulberg
Executive Vice President and Chief Financial Officer
(Principal Financial and duly authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 18, 2008